Exhibit 21.1

BEHRINGER HARVARD MULTIFAMILY REIT I, INC.

List of Subsidiaries

Entity	Jurisdiction
BHMF, Inc.	Delaware
BHMF Business Trust	Maryland
Behringer Harvard Multifamily OP I LP	Delaware
Behringer Harvard Alexan Prospect REIT, LLC	Delaware
Behringer Harvard Alexan Prospect Venture, LLC	Delaware
Behringer Harvard Alexan Prospect, LLC	Delaware
Behringer Harvard Baileys REIT, LLC	Delaware
Behringer Harvard Baileys Venture, LLC	Delaware
Behringer Harvard Baileys, LLC	Delaware
Fairfield Baileys LLC	Delaware
Fairfield Baileys Investors, LP	Delaware
Fairfield Silver Spring, L.P.	Delaware
Behringer Harvard Cameron House REIT, LLC	Delaware
Behringer Harvard Cameron House Venture, LLC	Delaware
Behringer Harvard Cameron House, LLC	Delaware
FF Cameron House LLC	Delaware
Behringer Harvard Columbia REIT, LLC	Delaware
Behringer Harvard Columbia Venture, LLC	Delaware
Behringer Harvard Columbia, LLC	Delaware
West Columbia Pike, LLC	Delaware
Fairfield Columbia Pike Limited Partnership	Delaware
Behringer Harvard Eldridge REIT, LLC	Delaware
Behringer Harvard Eldridge Venture, LLC	Delaware
Behringer Harvard Eldridge, LLC	Delaware
SV Houston Eldridge Joint Limited Partnership	Texas
SV Houston Eldridge Limited Partnership	Texas
Behringer Harvard Johns Creek REIT, LLC	Delaware
Behringer Harvard Johns Creek Venture, LLC	Delaware
Behringer Harvard Johns Creek, LLC	Delaware
Behringer Harvard Johns Creek SM, LLC	Delaware
Johns Creek Realty Partners, LLC	Georgia
Behringer Harvard Lovers Lane REIT I, LLC	Delaware
Behringer Harvard Lovers Lane Venture I, LLC	Delaware
Behringer Harvard Lovers Lane I, LLC	Delaware
GS Lovers Lane Prop Sub, LP	Delaware
GS Lovers Lane, LP	Delaware
MS 118 Prospect Limited Partnership	Delaware
MS 119 Prospect Mezzanine Borrower LLC	Delaware
MS 120 Prospect Senior Borrower LLC	Delaware
Behringer Harvard Satori REIT, LLC	Delaware
Behringer Harvard Satori Venture, LLC	Delaware

Entity	Jurisdiction
Behringer Harvard Satori, LLC	Delaware
Satori – Holding, LLC	Florida
Sunrise Investors LLLP	Florida
Behringer Harvard St. Rose REIT, LLC	Delaware
Behringer Harvard St. Rose Venture, LLC	Delaware
Behringer Harvard St. Rose, LLC	Delaware
SW 122 St. Rose Senior Borrower LLC	Delaware
SW 121 St. Rose Mezzanine Borrower LLC	Delaware